Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-1480,
33-17870, 33-37115, 33-38781 and 33-39162) of Altria Group, Inc. and in the Registration Statement on Form S-8 (File No. 333-71266) of Kraft Foods Inc. of our report dated June 24, 2005 relating to the financial statements and supplemental schedule of the Kraft Foods Global, Inc. Thrift Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
June 28, 2005